UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 92614
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2018, Cryoport, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) pursuant to which it may sell shares of the Company’s common stock having an aggregate offering price of up to $35,000,000 (the “Shares”), from time to time, through an “at the market” equity offering program under which Jefferies will act as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of the Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, the limitation on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Jefferies may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Capital Market, or on any other existing trading market for the Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. Jefferies will use its commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market LLC. The Sales Agreement may be terminated by the Company upon ten days’ written notice to Jefferies for any reason. Jefferies may terminate the Sales Agreement upon ten days’ written notice to the Company for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Sales Agreement provides that Jefferies will be entitled to compensation for its services of 3.0% of the gross sales price of all Shares sold under the Sales Agreement. The Company has no obligation to sell any Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and Jefferies, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and, as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-215776) (the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2017. The Company filed a prospectus supplement with the SEC on August 24, 2018 relating to the offer and sale of the Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

The legal opinion of Snell & Wilmer L.L.P. relating to the Shares being offered is filed as Exhibit 5.1 to this Report.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated as of August 24, 2018, by and among Cryoport, Inc. and Jefferies LLC

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this Report. Such forward-looking statements include statements regarding the ability to sell shares and raise additional funds pursuant to the Sales Agreement. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Sales Agreement, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s periodic filings with the SEC. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: August 24, 2018	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich Chief Financial Officer